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Carolina Power & Light Company
BALANCE SHEETS                                                        June 30             December 31
(In thousands)                                                 1996            1995           1995
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                         ASSETS
Electric Utility Plant
  Electric utility plant in service                      $   9,584,032    $  9,295,945  $   9,440,442
  Accumulated depreciation                                  (3,643,838)     (3,337,249)    (3,493,153)
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         Electric utility plant in service, net              5,940,194       5,958,696      5,947,289
  Held for future use                                           12,752          13,303         13,304
  Construction work in progress                                184,614         188,610        179,260
  Nuclear fuel, net of amortization                            175,968         181,774        188,655
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         Total Electric Utility Plant, Net                   6,313,528       6,342,383      6,328,508
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Current Assets
  Cash and cash equivalents                                      2,448          16,600         14,489
  Accounts receivable                                          355,137         308,941        364,536
  Fuel                                                          58,094          97,264         53,654
  Materials and supplies                                       124,245         126,191        121,227
  Prepayments                                                   58,359          64,935         59,918
  Other current assets                                          30,651          29,607         27,834
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         Total Current Assets                                  628,934         643,538        641,658
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Deferred Debits and Other Assets

  Income taxes recoverable through future rates                384,669         385,960        387,150
  Abandonment costs                                             50,136          63,880         57,120
  Harris Plant deferred costs                                   94,782         118,388        107,992
  Unamortized debt expense                                      72,452          60,875         58,404
  Miscellaneous other property and investments                 499,424         428,556        475,564
  Other assets and deferred debits                             176,284         175,136        170,754
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         Total Deferred Debits and Other Assets              1,277,747       1,232,795      1,256,984
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            Total Assets                                 $   8,220,209    $  8,218,716  $   8,227,150
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             CAPITALIZATION AND LIABILITIES

Capitalization
  Common stock equity                                    $   2,636,175    $  2,607,920  $   2,574,743
  Preferred stock - redemption not required                    143,801         143,801        143,801
  Long-term debt, net                                        2,565,268       2,683,514      2,610,343
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         Total Capitalization                                5,345,244       5,435,235      5,328,887
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Current Liabilities
  Current portion of long-term debt                            138,258          78,000        105,755
  Notes payable                                                 80,749          82,700         73,743
  Accounts payable                                             155,758         187,318        309,294
  Taxes accrued                                                 83,070          87,142          2,456
  Interest accrued                                              42,462          50,265         48,441
  Dividends declared                                            71,549          69,925         71,285
  Deferred fuel credit                                          17,560          44,144         27,495
  Other current liabilities                                     78,618          62,508         79,220
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         Total Current Liabilities                             668,024         662,002        717,689
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Deferred Credits and Other Liabilities
  Accumulated deferred income taxes                          1,733,287       1,630,742      1,716,835
  Accumulated deferred investment tax credits                  237,484         246,945        242,707
  Other liabilities and deferred credits                       236,170         243,792        221,032
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         Total Deferred Credits and Other Liabilities        2,206,941       2,121,479      2,180,574
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Commitments and Contingencies (Note 4)

            Total Capitalization and Liabilities         $   8,220,209    $  8,218,716  $   8,227,150
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SCHEDULES OF COMMON STOCK EQUITY
(In thousands)
  Common stock (Note 3)                                  $   1,384,712    $  1,505,093  $   1,381,496
  Unearned ESOP common stock                                  (178,514)       (197,010)      (191,341)
  Capital stock issuance expense                                  (790)           (790)          (790)
  Retained earnings                                          1,430,767       1,300,627      1,385,378
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         Total Common Stock Equity                       $   2,636,175    $  2,607,920  $   2,574,743
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 ......................................................................................................
See Supplemental Data and Notes to Financial Statements.
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